November 2nd, 2006

Pine Petroleum Limited
1710, 520 – 5 Avenue SW
Calgary, Alta T2P 3R7
Attention: John A Duckett, Director

Tidewater Resources Inc.
Suite 1200, 707 – 7 Avenue S.W.
Calgary, AB T2P 3H6
Attention: A.L. (Al) Gal, P. Eng., President

Park Place Energy Inc.
1220 – 666 Burrard Street
Vancouver, B.C. V6C 2X8
Attention David Stadnyk, President

Gentlemen:

Reference:	Amendment – Farmout and Option Agreement
South Med Hat Area, Alberta

Patch Energy Inc. (Patch) and Park Place Energy Inc. (Park Place) have entered into a Farmout and Option Agreement with Pine Petroleum Limited (Pine) dated September 25th, 2006 (Agreement) which provides for the Exploration and Development of certain Lands held by Pine located in Township 12, Range 5 W4M.

Pursuant to the Agreement, Patch was appointed Operator of the Prospect.

Pursuant to the terms and conditions of this letter agreement (“Amendment”) Tidewater Resources Inc. (“Tidewater”) is appointed Operator of the Prospect.

Pursuant to this Amendment, Tidewater will acquire a Ten (10%) Percent Participation as Farmee in the Agreement, with Patch and Park Place each reducing their Interest by Five (5%) Percent to accommodate the inclusion of Tidewater.

For the sake of clarity, and to avoid any misunderstanding as a result of the above, the Agreement is hereby amended to reflect the following:

1.	Under the Definition 1.c) of the Agreement, Farmee means:

• Patch - Forty (40%) Percent

• Park Place - Forty (40%) Percent

• Tidewater - Ten (10%) Percent

2.	Clause 4 (Agreement) - The reference to Patch is hereby deleted with Tidewater inserted which confirms Tidewater has replaced Patch as Operator.

3.	The effective date of the assumption of Operatorship by Tidewater is November 1st, 2006.

4.	The address for service of Tidewater is as follows:

	•	Tidewater Resources Inc.
Suite 1200, 707 – 7 Avenue S.W.
Calgary, AB T2P 3H6
Attention: A.L. (Al) Gal, P. Eng., President

5.	Except as provided herein, all other Terms and Conditions of the Agreement shall remain in full force and effect.

By signing as provided below:

a)	Pine (including Participant) consents as to the inclusion of Tidewater as a Party to the Agreement and, in addition, consents to the appointment of Tidewater as Operator.

b)	Tidewater consents as to being a Party to the Agreement and assumption of Operatorship.

	•	Tidewater acknowledges it has reviewed the Terms and Conditions contained in the Agreement and confirms acceptance of such Terms and Conditions.

	•	Tidewater hereby ratifies and confirms it is qualified and has the financial capability to carry out the duties as Operator and hereby accepts such position as provided for under the Agreement.

c)	Park Place consents to the inclusion of Tidewater as a Party to the Agreement and consents to the appointment of Tidewater as Operator.

Each Party comprising Farmee as Defined under 1 hereof, ratifies and confirms all Rights, Benefits and Obligations shall be shared proportionately as provided for under the Agreement

It would be appreciated if Pine, Tidewater and Park Place would indicate their consent by signing this Amendment in the space provided hereunder. In due course, Patch will ensure all Parties are provided with fully executed copies for their records.

Yours very truly,

PATCH ENERGY INC.

/s/ John Thornton
John Thornton,
President.

AGREED AND ACCEPTED THIS 7th DAY OF NOVEMBER, 2006

/s/ John Duckett
PINE PETROLEUM LIMITED (JOHN DUCKETT, DIRECTOR)

AGREED AND ACCEPTED THIS 8th DAY OF NOVEMBER, 2006

/s/ A.L. Gal
TIDEWATER RESOURCES INC. (A. L. GAL, PRESIDENT)

AGREED AND ACCEPTED THIS 3rd DAY OF NOVEMBER, 2006.

/s/ David Stadnyk
PARK PLACE ENERGY INC. (DAVID STADNYK, PRESIDENT)